                                   LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into this 29th day of August, 1995, by and between the Lessor and Lessee hereinafter named.

     1. DEFINITIONS AND BASIC PROVISIONS. The following definitions and basic provisions shall be construed in conjunction with other provisions of this
Lease:

          (a) "Lessor": MXM Mortgage L.P. d/b/a MPC Mortgage L.P., a Delaware corporation

          (b)  "Lessee":  Design Automation Systems, Inc.

          (c) "Premises": approximately 4,270 square feet of Net Rentable Area (the "Net Rentable Area of the Premises") on Floor 3 of the Building, as shown on the plan attached hereto as Exhibit "A."

          (d) "Building": the building located on a tract of land in Harris County, Texas, as described on Exhibit "B" attached hereto and made a part hereof for all purposes, more commonly known as Westchase III, and containing approximately 163,696 square feet of Net Rentable Area (the "Net Rentable Area of the Building").

          (e) "Term" or "Lease Term": a period of 60 months (plus a partial month if the Commencement Date is not on the first day of a month) commencing on the Commencement Date (as defined in Section 2) and ending on the last day of the 60th full calendar month thereafter, as same may be extended only by the written agreement of the parties or an express provision of this Lease.

          (f)  "Basic Monthly Rental":  the sum of $      *       per month,
     which Lessee shall pay in advance on or before the first of each month during the Lease Term. However, Basic Monthly Rental for the first month of the Lease Term shall be prorated, if the actual Commencement Date does not occur on the first day of a month.

               *Months 01-12  $3,469.38      $9.75**
                Months 13-24  $3,558.33      $10.00
                Months 25-36  $3,647.29      $10.25
                Months 37-48  $3,736.25      $10.50
                Months 49-60  $3,825.21      $10.75

     **per square foot of Net Rentable Area of the Premises per year.

          (g) "Initial Basic Costs Amount": The actual Basic Costs (as defined herein) for calendar year 1995.

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

          (h) "Prepaid Rental": $3,469.38, representing payment of rental for the second month of the Lease Term, which Lessee shall pay upon its execution of this Lease.

          (i)  "Security Deposit": N/A

          (j)  "Permitted Use":  General business office purposes.

          (k)  "Lessor's Address": MXM Mortgage L.P. d/b/a MPC Mortgage L.P.
                                   c/o Transwestern Property Company
                                   3200 Wilcrest, Suite 325
                                   Houston, TX  77042

               with a copy to:     MXM Mortgage L.P. d/b/a MPC Mortgage L.P.
                                   5847 San Felipe, Suite 2600
                                   Houston, TX  77057
                                   Attn:  J. Richard Rosenberg

          (l) "Lessee's Address": Prior to the Commencement Date, Design Automation Systems, Inc., __________________________________; thereafter,
     3200 Wilcrest, Suite 370, Houston, Texas  77042.

          (m) "Rent": Basic Monthly Rental, Basic Costs Excess, Parking Rent and all other monetary obligations of Lessee hereunder.

          (n) "Lessee's Proportionate Share": 2.60 percent, which represents the ratio that the Net Rentable Area of the Premises bears to the Net Rentable Area of the Building, subject to adjustment as provided in
     Section 8(f).

          (o) "Net Rentable Area": In the case of a single-tenancy floor, all floor area measured from the inside surface of the outer glass or wall line of the Building excluding only the areas ("Service Areas") used for Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (which Service Areas shall be measured from the midpoint of walls enclosing the Service Areas), but including any such Service Areas which are for the specific use of a particular tenant such as special stairs or special elevators, plus Lessee's Proportionate Share of the square footage of the Building elevator and mechanical and electrical rooms, maintenance areas, public areas and Building management offices ("Support Areas"). In the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface of the outer glass or wall line enclosing the leased premises and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or areas devoted to Common Areas on the particular floor, but including a proportionate part of the Common Areas located on such floor based upon the ratio which the Lessee's Net Rentable Area (excluding Common Areas) on such floor bears to the aggregate Net Rentable Area (excluding Common Areas) on such floor plus Lessee's Proportionate Share of the Support Areas of the Building. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. In the event of any dispute concerning the exact Net Rentable Area, the decision of Lessor's designer, architect or engineer shall be binding on both parties.

          (p) "Allocated Number": Up to 15 garage parking spaces, which Lessee may lease from time to time during the Term from Lessor in the Parking Facilities (as hereinafter defined). Up to four of the parking spaces may be marked by Lessee as "reserved."

          (q) "Parking Rent": Lessor's prevailing monthly charge for assigned and unassigned spaces in the parking garage adjacent to the Building on the property described on Exhibit "B" (the "Parking Facilities"). Lessor and Lessee stipulate that such prevailing rates, for the first 60 months of the Lease Term are $0.00 per space per month for unassigned spaces and $0.00 per space per month for assigned spaces. In addition to the foregoing, Parking Rent shall also include any taxes levied by any governmental authorities on such Parking Rent, which additional amount shall be paid by Lessee on demand from Lessor.

          (r) "Calendar Year": A 12-month period commencing January 1 and ending December 31.

          (s) "Default Interest Rate": The interest rate which is equal to the lower of (i) 18 percent per annum or (ii) the maximum non-usurious rate allowed by applicable law.

          (t) "Building Holidays": New Year's Day, Good Friday, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day and any other holidays commonly observed by lessors of comparable office Buildings in the Market Area.

          (u) "Building Standard": The quantity and quality of services, materials, finishes and workmanship from time to time specified by Lessor as standard for the Building.

          (v) "Non-Building Standard": All materials, finishes and workmanship used in connection with the construction and/or installation of leasehold improvements which exceed or deviate from Building Standard in terms of quantity or quality (or both).

          (w)  "Market Area": Westchase area of Houston.

          (x) "Project": The Building, the Parking Facilities and/or any other improvements now or hereafter located on the land described on Exhibit "B."

          (y) "Common Areas": The portions of the Project intended to be used by more than one tenant, including without limitation the Parking Facilities, corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, vending areas and other similar facilities.

     2.   CONDITION OF PREMISES; COMMENCEMENT DATE.

     Lessee has inspected the Premises, the Common Areas of the Building, and the Parking Facilities, is familiar with their condition and accepts same in their present condition, "AS IS," including any latent defects. Lessee acknowledges that Lessor is not obligated to do any further construction or make any additional improvements. As used herein, the term, the term "Commencement Date" shall mean the first to occur of September 15, 1995, or the date that Lessee first occupies any portion of the Premises for its intended Permitted Use.

     3. GRANTING CLAUSE. In consideration of the obligation of Lessee to pay Rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Lessor hereby demises and leases to Lessee, and Lessee hereby takes from Lessor, the Premises, to have and to hold the same for the Lease Term specified herein, all upon the terms and conditions set forth in this Lease.

     4.   SERVICES BY LESSOR.

          (a) So long as Lessee is not in default hereunder and Lessee is occupying the Premises, Lessor agrees to furnish Lessee the following services:

               (i) Hot and cold water at those points of supply provided for the public use of tenants.

               (ii) Heating, ventilation and air conditioning ("HVAC") in season, between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday and 8:00 a.m. and 1:00 p.m. Saturday, exclusive of Building Holidays (such hours being hereinafter referred to as "Business Hours"), and at such temperatures and in such amounts as are reasonably considered by Lessor to be standard for comparable buildings in the Market Area. If Lessee requires HVAC outside Business Hours, Lessor shall furnish it to Lessee only at Lessee's request, and Lessee shall bear the entire charge therefor, which charge shall be payable on demand and in an amount equal to the rate Lessor at such time is charging for such service plus 15% of such costs to cover Lessor's overhead costs.

               (iii) Passenger elevator service in common with other tenants for ingress to and egress from the Premises, provided that Lessor may reduce the number of operating elevators to not less than one before or after Business Hours.

               (iv) Janitorial cleaning services as are reasonably considered by Lessor to be standard for comparable buildings in the Market Area.

               (v) Electric lighting for public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Lessor to be standard for comparable buildings in the Market Area.

               (vi) Ballast and lamp replacement for Building Standard ceiling mounted fluorescent lighting fixtures located in the Premises.

               (vii) Electric energy that Lessee shall reasonably require for normal office equipment such as personal computers, standard business office word processing and photocopying equipment, telecopiers, typewriters, dictation machines, calculators and other machines of similar electrical consumption, and lighting in the Premises, provided that Lessor shall not be obligated to provide (unless otherwise specifically agreed in writing) dedicated circuits or electrical power in excess of Building Standard.

               (viii) Security services as Lessor may from time to time reasonably deem to be standard for comparable buildings in the Market Area. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, LESSEE EXPRESSLY ACKNOWLEDGES AND AGREES THAT LESSOR IS NOT WARRANTING THE EFFICACY OF ANY SUCH SECURITY PERSONNEL, SERVICE, PROCEDURES OR EQUIPMENT AND THAT LESSEE IS NOT RELYING AND SHALL NOT HEREAFTER RELY ON ANY SUCH PERSONNEL, SERVICE, PROCEDURES OR EQUIPMENT. LESSOR SHALL NOT BE RESPONSIBLE OR LIABLE IN ANY MANNER FOR FAILURE OF ANY SUCH SECURITY PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT TO PREVENT OR CONTROL, OR APPREHEND ANY ONE SUSPECTED OF, PERSONAL INJURY OR PROPERTY DAMAGE IN, ON OR AROUND THE PROJECT.

          (b) Notwithstanding anything herein to the contrary, the obligations of Lessor to provide the services and utilities provided above shall be subject to governmental regulation (e.g., rationing, temperature control, etc.) and any such regulation which requires Lessor to provide or not provide such services or utilities other than as herein provided shall not constitute a default hereunder but rather compliance with such regulation shall be deemed to be compliance by Lessor hereunder.

          (c) The failure to any extent to furnish, or any stoppage of, any services shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee or work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any equipment or machinery necessary for the services set forth in subsection (a) above break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair same promptly, but Lessee shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, in the event of the failure to furnish, any stoppage of or other interruption in the furnishing of the services or utilities described in subsection (a) above which continues for five business days after receipt by Lessor of written notice thereof from Lessee, and such failure, stoppage or interruption is not caused by Force Majeure (as hereinafter defined), a casualty covered by Section 13 below, a failure on the part of a public utility, or by any act or omission of Lessee, its agents, employees or contractors, Lessee shall be entitled, as its sole and exclusive remedy, to an abatement of Basic Monthly Rent and Basic Costs Excess in proportion to the untenantability of the Premises caused by such failure, stoppage or interruption, with such abatement to begin on the sixth business day after the receipt by Lessor of written notice of such occurrence and continuing until such failure or stoppage or interruption has been cured.

     5.   RENT PAYMENTS.

          (a) Lessee shall pay all Rent hereunder at the times and in the manner herein provided. Unless otherwise expressly provided herein, all Rent shall be due and payable without demand, notice, offset, reduction or abatement. All payments of Rent shall be made to Lessor at Lessor's Address unless otherwise directed in writing by Lessor. The obligation of Lessee to pay Rent is an independent covenant, and no act or circumstance, whether constituting a breach of covenant by Lessor or not, shall release or modify Lessee's obligation to pay Rent.

          (b)  Lessee shall pay to Lessor Basic Monthly Rental as provided in
     Section 1(f) and Basic Costs Excess as provided in Section 8.

          (c) Lessee shall pay Lessor the reasonable cost for the replacement of all Non-Building Standard electric, fluorescent, and other lamps and ballasts.

          (d) In the event payment of any installment or portion of Rent is not made within 10 days of the date due, a late charge of five percent of said overdue amount(s) will be added and owing as additional Rent to compensate Lessor for additional administrative handling, which amount will be due immediately. If such failure to pay Rent continues beyond such 10 day period, any and all due and unpaid Rent shall bear interest at the Default Interest Rate from the date such Rent became due until the date such Rent is received by Lessor. Such interest, as accrued, shall be immediately due and payable as additional Rent hereunder. The collection of such late charge and/or such interest by Lessor shall be in addition to and cumulative of any and all other remedies available to Lessor. It is the intention of Lessor and Lessee to conform to all applicable laws concerning the contracting for, charging and receiving of interest. In the event that any payments of interest required under this Lease are ever found to exceed any applicable limits, Lessor shall credit the amount of any such excess paid by Lessee against any amount owing under this Lease or if all amounts owing under this Lease have been paid, Lessor shall refund to Lessee the amount of such excess paid by Lessee. Lessor and Lessee agree that Lessor shall not be subject to any applicable penalties in connection with any such excess interest, it being agreed that any such excess interest contracted for, charged or received pursuant to this Lease shall be deemed a result of a bona fide error and a mistake.

     6.   ASSIGNMENT OR SUBLETTING.

          (a) Lessee shall not sublet, mortgage, assign or otherwise encumber this Lease, the Premises, or any portion thereof, or allow the Premises, or any portion thereof, to be used for any purpose other than the Permitted Use without the prior written consent of Lessor, which consent may be withheld by Lessor in Lessor's sole good faith judgment. Without limitation, Lessor may withhold its consent if such proposed assignment or subletting would not be for the Permitted Use hereunder or if Lessor is dissatisfied with the credit worthiness or business reputation of the proposed assignee or sublessee, such proposed assignment or subletting would violate an exclusive use provision granted to any other tenant in the Building, or such proposed assignee or sublessee would increase the traffic in or other use of the Common Areas. In the event the Lessee desires to assign or sublet the Premises, Lessee shall provide Lessor with not less than 30 days prior written notice of Lessee's request, specifying in detail any and all terms of such assignment or sublease ("Lessee's Request"). Lessor reserves the right to cancel and terminate this Lease upon 60 days prior written notice by giving written notice to Lessee within 30 days after Lessor's receipt of Lessee's Request. In the event that Lessor has not notified Lessee of its approval or denial of Lessee's Request, or of Lessor's exercise of its right to terminate this Lease, within 30 days after Lessor's receipt of Lessee's Request, Lessor shall be deemed to have
     (i) denied Lessee's request to assign or sublease this Lease and (ii) not exercised its right to terminate. In addition, in the event Lessor consents to an assignment or sublease of the Premises, and such assignment or sublease results in rental payments in excess of the monthly payments due and owing under the terms of this Lease (other than pursuant to this provision), such excess rental payments shall be deemed to be rental payments due and owing solely to Lessor. In the event that Lessor elects to have any proposed sublease or assignment document submitted by Lessee reviewed by an attorney on Lessor's behalf, Lessee agrees to pay on demand the reasonable attorney's fees incurred by Lessor in connection with such review. At Lessor's request, Lessee shall use the standard form of assignment and subletting agreement proposed by Lessor (with such modifications as are reasonably necessary to reflect the agreement between Lessee and the proposed subtenant or assignee). In addition, in the event Lessor consents to an assignment or sublease of the Premises which contemplates alterations or renovations and Lessor incurs any architectural or engineering design fees in connection therewith, Lessee shall pay Lessor on demand the amount of such fees incurred by Lessor.

          (b) No assignment, subletting or other transfer by Lessee shall relieve Lessee of Lessee's obligations under this Lease. Any consent by Lessor to an assignment, subletting or other transfer by Lessee shall not be deemed to be a waiver of Lessor's right to withhold its consent to any future assignment, sublease or other transfer by Lessee nor a consent to any future assignment or sublease or other transfer, but shall only be deemed to be a consent to the one assignment, sublease or other transfer for which such consent is given.

          (c) If Lessee is a corporation, then any transfer of this Lease from Lessee by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Lessee outstanding at the time of execution of this Lease shall constitute an assignment for the purpose of this Lease. For purposes of this section, the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved. If Lessee is a general partnership having one or more corporations as partners or if Lessee is a limited partnership having one or more corporations as general partners, the provisions of the preceding sentence shall apply to each of such corporations as if such corporation alone had been the Lessee hereunder. If Lessee is a general partnership (whether or not having any corporation as partners) or if Lessee is a limited partnership (whether or not having any corporation as general partners), the transfer of the partnership interest or interests constituting a majority shall constitute an assignment for purposes of this Lease.

     7. TRANSFER OF LESSOR'S RIGHTS. Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations hereunder and in the Project. Such transfers or assignments, however made, shall in all things be respected and recognized by Lessee. Lessee shall look solely to Lessor's successor in interest for performance under this Lease.

     8.   OPERATING EXPENSES.

          (a) For each Calendar Year (or portion thereof) during the Term, in addition to the other Rent due hereunder, Lessee shall pay the amount by which Basic Costs (as hereinafter defined) exceed the Initial Basic Costs Amount set forth in Section 1(g) ("Basic Costs Excess"). Such payments of Basic Costs Excess shall be made as follows:

               (i) Prior to the Commencement Date and before the beginning of each Calendar Year (or portion thereof) thereafter during the Term, Lessor shall furnish Lessee with Lessor's estimate of Basic Costs Excess for such Calendar Year. On or before the first day of each month during such Calendar Year, in addition to other Rent due hereunder at such time, Lessee shall pay a monthly installment equal to 1/12 of the estimated Basic Costs Excess for such Calendar Year. Lessor shall have the right to adjust such estimated Basic Costs Excess before the beginning of each calendar quarter and 1/12 of such adjusted estimated Basic Costs Excess shall be payable on the first day of each month thereafter during such Calendar Year.

               (ii) Within 150 days after the conclusion of each Calendar Year during Lessee's occupancy, or as soon thereafter as practicable, Lessor shall furnish to Lessee a statement of actual Basic Costs for the previous Calendar Year (or fraction thereof if the Commencement Date occurred after the first day of the previous Calendar Year). A lump sum payment (which payment shall be considered a payment of Rent for all purposes) will be made by Lessee, within 30 days of the delivery of that statement, equal to the excess, if any, of the actual Basic Costs over the aggregate amount paid by Lessee hereunder for Basic Costs Excess for such Calendar Year. If the amount of the actual Basic Costs is less than the aggregate amount actually paid by Lessee hereunder for Basic Costs Excess for such Calendar Year, Lessor shall (provided Lessee is not in default hereunder) at Lessor's election either refund such difference (the "Basic Costs Overage") to the Lessee within 30 days of the issuance of that statement, or apply such Basic Costs Overage to the next accruing installments of Rent due hereunder. The effect of this reconciliation payment or adjustment shall be that Lessee will pay with respect to each Calendar Year (or portion thereof) during the Term, in addition to the other Rent due hereunder, the amount by which Basic Costs exceeds the Initial Basic Costs Amount.

          (b) As used herein "Basic Costs" means: (i) Lessee's Proportionate Share of all Operating Expenses (as defined below), which costs shall include all expenditures by Lessor to maintain all facilities in operation at the beginning of the Term and such additional facilities in subsequent years as Lessor may consider necessary or beneficial for the operation of the Project; and (ii) an amount equal to Lessee's Proportionate Share of the management fee paid by Lessor with respect to the Project. All Operating Expenses shall be determined according to generally accepted accrual accounting principles which shall be consistently applied. "Operating Expenses" as used herein means all reasonable expenses, costs, and disbursements of every kind which Lessor shall pay or incur in connection with the ownership, operation and maintenance of the Project, including without limitation, the following:

               (i) Wages, salaries and fees of all personnel or entities (exclusive of Lessor's executive personnel) engaged in the operation, maintenance, traffic control or access control of the Project, including taxes, insurance, and benefits relating thereto; provided, however, that if during the Term such personnel or entities are working on other projects of Lessor, their wages, salaries, fees, and related expenses, shall be appropriately allocated among all of such projects and only that portion of such expenses reasonably allocable to the Project shall be included in Operating Expenses.

               (ii) All supplies, tools, equipment and materials used in the operation and maintenance of the Project.

               (iii) Cost of all maintenance, janitorial, and service agreements for the Project and the equipment therein, including, without limitation, alarm service, access control, traffic control, janitorial service, security services, if any, window cleaning, elevator maintenance and landscaping.

               (iv) Cost of all insurance relating to the Project, including, without limitation, the cost of casualty and liability insurance applicable to the Project and Lessor's personal property used in connection therewith and the cost of rent loss or business interruption insurance in such amounts as Lessor elects to carry.

               (v) All taxes, assessments, and other governmental charges, whether federal, state, county or municipal, and whether assessed by taxing districts or authorities presently taxing the Project or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, exclusive of any inheritance, gift, franchise, income, corporate or profit taxes which may be assessed against Lessor; provided, however, that if at any time during the Term, the present method of taxation or assessment is changed so that all or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and improvements thereof shall be discontinued and as a substitute thereof or in lieu of or in addition thereto, any taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges to the extent so levied, assessed or imposed, shall be deemed to be included within Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Lessor subject to such tax. At Lessor's option, Lessee shall be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the Premises to the extent that they exceed Building Standard improvements, in which event
          Lessor may make a reasonable allocation of the ad valorem taxes assessed on the Building to give effect to this provision.

               (vi) Cost of repairs and general maintenance undertaken by Lessor in its sole discretion on or of the Project (excluding repairs and general maintenance paid by Lessee or by proceeds of insurance or other third parties, and alterations attributable solely to tenants of the Building).

               (vii) Amortization of the cost of installation of capital items which are primarily to reduce operating costs for the benefit of all the Building's tenants or enhance the Project or which may be required by any governmental authority, including without limitation any asbestos abatement. All such costs, including interest costs, shall be amortized over the reasonable life of the capital items, according to generally accepted accounting principles, but in no event shall such amortization extend beyond the reasonable life of the Building.

               (viii) Cost of all utilities for the Project, including the cost of water, electricity, gas, fuel oil, heating, lighting, air conditioning and ventilating for the Project.

               (ix) Lessor's central accounting costs, and legal, appraisal, and management fees relating to the operation of the Project.

          (c) Notwithstanding anything contained in Section 8(b) above to the contrary, the following shall be excluded from "Operating Expenses":

               (i) Costs of repairs or other work occasioned by fire, windstorm or other casualty, or condemnation, to the extent reimbursed to Lessor by insurers or by governmental authorities in eminent domain.

               (ii) Leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Building and similar costs incurred in connection with disputes between Lessor and tenants, other occupants, or prospective tenants or other occupants of the Building.

               (iii) Costs incurred in renovating, decorating, redecorating or otherwise improving (as opposed to making repairs to) space for tenants in, or other occupants of, the Building, or vacant, leasable space in the Building.

               (iv) Costs of correcting defects (including latent defects) in the construction of the Building, the Parking Facilities, or in the equipment used therein, except that, for the purposes hereof, conditions (not occasioned by construction defects) resulting from ordinary wear and tear, asbestos abatement or alterations of the HVAC system to meet legal requirements, and use, fire, casualty, vandalism, and other matters not occasioned by construction defects shall not be deemed to be defects.

               (v) Except as provided in Section 8(b)(vii), depreciation and amortization, or costs of a capital nature, in accordance with generally accepted accounting principles, consistently applied.

               (vi) Lessor's costs of services or utilities which are not Building Standard and which are not available to Lessee without specific charge therefor, but which are provided to another tenant or occupant and for which such other tenant or occupant is specifically charged by Lessor.

               (vii) Costs (limited to penalties, fines and associated legal expenses) incurred by Lessor due to the violation by Lessor, Lessee or any tenant in the Building of the terms and conditions of this Lease or of the leases of other tenants in the Building and applicable federal, state, and local governmental laws, codes and similar regulations that would not have been incurred but for any such violations by Lessor, Lessee, or other tenants in the Building it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, codes and regulations as same shall pertain to the Building and the Parking Facilities. Notwithstanding the foregoing, interest or penalties incurred in connection with assessments or taxes which are reasonably contested by Lessor shall be included in Operating Expenses.

               (viii) Except for the management fee paid by Lessor with respect to the Project and other fees to the Lessor specifically provided in this Lease, overhead and profit increments paid to subsidiaries or other affiliates of Lessor for services on or to the Project, to the extent that the costs of such services exceed competitive costs for such services rendered by non-affiliated persons or entities of similar skill, competence and experience.

               (ix) Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease (except to the extent the same may be made to pay or reimburse, or may be measured by, ad valorem taxes).

               (x) Costs of Lessor's general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), which costs would not be chargeable to Operating Expenses, in accordance with generally accepted accrual accounting principles, consistently applied.

               (xi) Any compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar or restaurant), if any, operated by Lessor.

               (xii) All items and services for which Lessee specifically reimburses Lessor (other than Basic Cost Excess) or which Lessee pays third persons.

               (xiii) Advertising and promotional expenses incurred to publicize the Building.

          (d) Nothing in Section 8(b) or (c) shall be construed as requiring Lessor to provide any services which are not specifically set forth in this Lease as obligations of Lessor.

          (e) If the Building is not fully occupied during any Calendar Year of the Term, an adjustment shall be made in computing the Operating Expenses for that Calendar Year so that the Operating Costs shall be increased for that year to the amount that, in Lessor's reasonable judgment, would have been incurred had the total Net Rentable Area of the Building been occupied during that year.

          (f) If the number of square feet of (i) the Net Rentable Area of the Building or (ii) the Net Rentable Area of the Premises changes, the Lessee's Proportionate Share shall be adjusted effective as of the date of any such change. Any changes made pursuant to this Subsection (f) will not alter the computation of Basic Costs for prior periods.

     9. INDEMNITY. Lessee shall indemnify and hold harmless Lessor, its agents and employees from all claims, causes of action, costs, losses, damages and reasonable attorneys fees incurred by any such party as a result of the negligent or willful act or omission of Lessee, its agents or employees in, on or about the Project, or the default of Lessee hereunder. Subject to any contrary provisions of Section 21 of this Lease or Exhibit "C," Lessor shall indemnify and hold harmless Lessee, its agents and employees from all claims, causes of action, costs, losses, damages and reasonable attorneys fees incurred by any such party as a result of the negligent or willful act or omission of Lessor, its agents or employees in, on or about the Project.

     10. LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE. Lessee will not occupy or use, nor permit any portion of the Premises to be occupied or used for any purpose other than the Permitted Use and not for any business or purpose which is unlawful in part or in whole or in Lessor's good faith judgment disreputable in any manner, or extra hazardous, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building or contents, and in the event that, by reason of any acts of Lessee or its conduct of business, there shall be any increase in the rate of insurance on the Building or its contents, then Lessee hereby agrees to pay such increase.
Lessee shall maintain the Premises in a clean and sanitary condition and shall comply with all laws, ordinances, orders, rules and regulations (state, federal and municipal, and other agencies or bodies having any jurisdiction thereof) with reference to use, condition or occupancy of the Premises. Without limitation of the foregoing, Lessee shall not, without Lessor's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Lessor does give written consent to Lessee pursuant to the foregoing sentence, Lessee shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Lessee, and shall remain liable for the costs of any clean up or removal required to be performed with respect to such asbestos-containing, toxic or hazardous materials.

     11. INSURANCE. During the Lease Term, Lessee shall, at its own cost and expense, for the benefit and protection of Lessor and Lessee (naming Lessee as insured and Lessor, and any other party in interest from time to time designated by Lessor in written notice to Lessee, as additional insureds) maintain and provide (a) comprehensive general liability insurance coverage (including contractual liability coverage) in an amount not less than $2,000,000 to more than one person arising out of any one accident or occurrence and for damages to property in an amount not less than $1,000,000 extended to include personal injury and (b) fire and extended coverage casualty insurance covering Lessee's personal property in the Premises and all Non-Building Standard leasehold improvements in the Premises, with limits not less than 90% of replacement value. All insurance provided hereunder shall be secured from responsible companies acceptable to the Lessor and qualified to do business and in good standing in the state where the Premises are located. All such insurance policies shall be maintained by Lessee in full force and effect during the entire Lease Term. Lessee shall provide to Lessor, as soon as practicable after obtaining same but in no event later than 10 days after Lessee takes possession of all or any part of the Premises, certificates of insurance in form reasonably acceptable to Lessor, indicating that such policies are in force and providing for 30 day notice to Lessor prior to cancellation or amendment.

     12. WAIVER OF SUBROGATION. Notwithstanding anything herein to the contrary, neither Lessor nor Lessee shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any personal injury or loss or damage to any of the property of Lessor or Lessee, as the case may be, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Lessor or Lessee or their respective employees, agents, contractors or invitees. All policies of fire, extended coverage or similar casualty insurance which either party obtains as required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party.

     13.  CASUALTY DAMAGE.

          (a) If the Premises or the portion of the Common Areas which serve the Premises (the "Material Common Areas") are damaged by any cause or means whatsoever not caused or contributed to by the negligence or fault of Lessee, its agents, employees or contractors, said damage can be repaired within a period of 60 working days from the date of such casualty by using standard working methods and procedures, and Lessor's mortgagee does not elect to take the insurance proceeds otherwise payable to Lessor and apply same to the mortgage held by such mortgagee, Lessor shall within a reasonable time after the occurrence of said damage enter and make repairs provided however that Lessor's obligation to repair shall be limited to repairing damage to Building Standard items or improvements, and this Lease shall not be affected but shall continue in full force and effect, except as provided in subsection (c) below. Lessee shall be obligated to restore or repair all Non-Building Standard items or leasehold improvements in the Premises.

          (b) If, however, (i) such damage to the Premises or to the Material Common Areas cannot be repaired within a period of 60 working days from the date of such casualty by using standard working methods and procedures and/or (ii) any other portion of the Building not referred to in subsection
     (a) above is damaged by any cause or means whatsoever and in Lessor's good faith judgment, it is not commercially practicable to repair and restore the Building, the Lessor shall have the option of either (x) terminating this Lease upon 30 days prior written notice and Lessee shall pay Rent hereunder to such date of termination and surrender the Premises to Lessor no later than the date of such termination or (y) keeping this Lease in full force and restoring the Building Standard items in the Premises and the Material Common Areas to substantially the same condition as existed prior to the date of such occurrence. Lessor shall give Lessee written notice of Lessor's election within 60 days after the date of such casualty. If Lessor so elects to continue the Lease and restore the Premises, Lessor shall within a reasonable time after the date of the notice of said election enter and make repairs, and this Lease shall not be affected except as provided in Subsection (c) below.

          (c) Notwithstanding anything herein to the contrary, Basic Monthly Rental and Basic Costs Excess shall be reduced or abated from the date of the casualty until the date of substantial completion by Lessor of its work under (a) or (b) above, or termination of this Lease, as applicable, in the proportion (if any) that the Premises are untenantable during such period. If, however, such damage is contributed to or results from the fault of the Lessee, Lessee's employees, contractors, agents, or (if the damage is within the Premises) visitors, such damage shall be repaired by Lessor at the expense of the Lessee (together with an additional 15% to cover Lessor's overhead), and all Rent shall continue without abatement or reduction regardless of length of time of repair.

          (d) The completion of the repairs of all such damages is subject to reasonable delays resulting from survey of such damage, obtaining plans and letting contracts for repair, adjustment for insurance loss, strikes, labor difficulties, unavailability of material, or other causes beyond the control of the party obligated to make such repairs. In no event shall Lessor be liable to Lessee for damages for loss of business or inconvenience which might result from any such damage, and Lessee hereby waives any such claim for damages which may arise in connection with such damage.

     14. ALTERATIONS. Lessee will not make or allow to be made any alteration or additions in or to the Premises without the prior written consent of Lessor, which consent shall not unreasonably be withheld so long as such alterations or additions do not affect any structural, mechanical, electrical or plumbing items or installations in the Building and do not affect the appearance of the exterior of the Building or the appearance of the Premises from the Common Areas of the Building. Should Lessee desire to perform any alterations, Lessee shall submit plans and specifications for same to Lessor for Lessor's written approval before beginning such work. Upon receipt by Lessee of the written approval of Lessor of such plans and specifications, and upon payment by Lessee to Lessor of the reasonable fees incurred by Lessor to have such plans and specifications reviewed, Lessee may proceed to make such approved alterations so long as they are in compliance with such approved plans and specifications and are performed by a contractor approved by Lessor, such approval not to be unreasonably withheld (provided that Lessor may designate the contractors to be used for structural, mechanical, electrical or plumbing work). Any and all such alterations, physical additions or improvements shall become the property of the Lessor and shall in no event be removed by the Lessee including those improvements made at the Lessee's expense or under any agreement with the Lessee whereby the Lessee is given an allowance or rent reduction in exchange for Lessee's agreement to install or allow to be installed lease improvements, such as by way of example but not limitation, wall coverings, floor coverings or carpet, paneling, doors, cabinets, appliances, such as refrigerators and dishwashers and hardware. The foregoing sentence shall not apply to movable, nonattached trade fixtures of the Lessee. Notwithstanding the foregoing, it is the responsibility of the Lessee to restore the Premises to the condition that existed when Lessee first took possession if Lessor so requests. If any mechanic's lien is filed against the Premises or the real estate of which the Premises form a part, which lien arises out of work done by or at the direction of Lessee, Lessee shall cause same to be discharged within 10 days after the lien is filed by Lessee paying or bonding over said lien. If
Lessee fails to comply with the foregoing sentence Lessor shall (without limitation of its other rights or remedies) have the right, but not the obligation, to discharge said lien and Lessee shall immediately reimburse
Lessor for any sum of money expended by Lessor in connection with obtaining such discharge (together with an additional 15 percent thereof to cover Lessor's administrative costs), which amount shall be deemed to be Rent hereunder for all purposes.

     15. LESSOR'S RIGHT OF ENTRY. Lessor, its agents, employees and contractors shall have the right to enter on and about the Premises at all reasonable times during the Term, upon reasonable notice to Lessee, except in the event of an emergency (in which event no notice shall be required), to inspect same, to show the Premises to prospective tenants, lenders or purchasers, to determine if Lessee is in compliance with this Lease, to perform the services or make the repairs Lessor is obligated or elects to perform under this Lease, to repair adjoining premises, to cure any default of Lessee hereunder that Lessor elects to cure, to remove any improvements or property placed in the Premises in violation of this Lease, and/or to carry out any other applicable provision of this Lease. Lessee waives any claim for damages including loss of business resulting from any such entry.

     16. REPAIRS. Lessee shall, at Lessee's sole cost and expense, keep the Premises in sound condition and good repair, and shall at Lessor's option perform or reimburse the cost incurred by Lessor of performing (together with an additional 15 percent thereof to cover Lessor's administrative cost) the repair or replacement of any damage or injury done to the Project or any part thereof by Lessee or Lessee's agent's, employees, contractors or invitees. Lessee shall, at Lessee's sole cost and expense, maintain its personal property and Non-Building Standard leasehold improvements in good working order and Lessee shall be solely responsible for any and all damage to the Premises, to the premises or property of other tenants and/or to the Project caused by the malfunction of such property. Lessee will not commit or allow any waste or damage to be committed on any portion of the Premises, and shall, at termination of this Lease by lapse of time or otherwise, deliver up said Premises to Lessor in as good condition as at date of possession, ordinary wear and tear excepted, in a neat and clean condition. Upon termination or expiration of this Lease, Lessor shall have the right to reenter and resume possession of the Premises.

     17. SIGNS. Lessee shall not place or permit to be placed or maintained on any exterior door, wall or window of the Premises any sign, awning, canopy, advertising matter or similar item of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining Lessor's prior written approval in each instance. Lessee at Lessee's sole cost and expense shall maintain any such sign, awning, canopy, decoration, lettering, advertising matter or similar item as may be approved by Lessor, in good condition and repair at all times.

     18. SUBORDINATION. Lessee hereby subordinates this Lease and all rights of Lessee hereunder to any mortgage(s), vendor's lien, or similar instruments which now are or which may from time to time hereafter be placed upon the Building and to any further or additional advances made thereunder and any renewals, extensions, or modifications of same. Any and all such mortgage(s), liens or other instruments shall be superior to and prior to this Lease; provided, however, that the holder of any such mortgage(s), lien or similar instrument may, at its option, subordinate its lien to this Lease. Lessee further covenants and agrees that if the mortgagee or other lienholder acquires the Building as a purchaser at any foreclosure sale (any such mortgagee or other lienholder or purchaser at a foreclosure sale being each hereinafter referred to as the "Purchaser at Foreclosure") Lessee shall thereafter, but only at the option of the Purchaser at Foreclosure, as evidenced by the written notice of its election given to Lessee thereafter, remain bound by novation or otherwise to the same effect as if a new and identical lease between the Purchaser at Foreclosure, as landlord, and Lessee, as tenant, had been entered into for the remainder of the Lease Term in effect at the institution of the foreclosure proceedings. Lessee shall execute any instrument or instruments which may be deemed necessary or desirable further to effect the subordination and attornment of this Lease to each such mortgage, lien or instrument or to confirm any election by the Purchaser at Foreclosure to continue the Lease in effect in the event of foreclosure, as above provided. Notwithstanding anything contained herein to the contrary, in the event of a foreclosure against the Building by any mortgagee or lienholder, Lessee hereby waives any and all rights it may have to terminate this Lease. Notwithstanding anything contained herein to the contrary, in the event of any default by Lessor in performing its covenants or obligations hereunder, Lessee shall not exercise any rights it may have on account of such default until (a) Lessee gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to each holder of any such mortgage(s), vendor's lien or similar instrument who has theretofore notified Lessee in writing of its interest and the address to which notices are to be sent, and (b) each such holder fails to cure or cause to be cured said default within 30 days from the receipt by such holder of such notice by Lessee.

     19. ABANDONMENT. If the Premises are abandoned or vacated by Lessee, Lessor shall have the right, but not the obligation, to: (a) relet same for the remainder of the period covered hereby, and Lessee shall pay and satisfy (i) if the basic monthly rental and basic costs excess received through such reletting is not at least equal to the Basic Monthly Rental and Basic Costs

Excess provided hereunder, any deficiencies between the amount of Basic Monthly Rental and Basic Costs Excess required by this Lease and that received through reletting and (ii) all expenses incurred by Lessor for any such reletting, including but not limited to, the cost of renovating, altering and decorating for a new occupant, and/or (b) provide for the storage of any personal property of Lessee or take title to the abandoned personal property which title shall pass to Lessor under this Lease as a Bill of Sale without additional payments or credit from Lessor to Lessee. Notwithstanding the foregoing, during the last 90 days of the Lease Term, if Lessee removes a substantial portion of Lessee's personal property or Lessee has been in physical absence for 10 days, Lessee shall be deemed to have vacated the Premises and Lessor shall have the right but not the obligation to enter the Premises for purposes of renovating, altering and decorating the Premises for occupancy at the end of the Lease Term by a new tenant without in any way affecting Lessee's obligation to pay Rent and comply with all other terms and conditions of this Lease.

     20. HOLDING OVER. In case of holding over by Lessee after expiration or termination of this Lease, Lessee shall, for the entire holdover period, pay as liquidated damages a monthly rental equal to one and one-half times the Basic Monthly Rental applicable to the last month of the Term and all attorney's fees and expenses incurred by Lessor in enforcing its rights hereunder. Notwithstanding the foregoing, no holding over by Lessee after the termination or expiration of the Lease Term without the written consent of Lessor shall operate to extend this Lease for a longer period than from day-to-day. Lessee shall indemnify and hold harmless Lessor from and against any and all claims, causes of action, costs, losses, damages and expenses including reasonable attorneys' fees incurred by or sought from Lessor by any other tenant or prospective tenant caused by Lessee's holding over.

     21.  DEFAULT AND REMEDIES.

          (a) The occurrence of any of the following shall be deemed an "Event of Default": (i) Lessee fails to pay any installment of Rent or any other monetary obligation hereunder when due and such failure continues for five days after written notice thereof from Lessor (but in no event shall Lessee be entitled to such notice or grace period more than twice in any 12-month period); (ii) Lessee deserts or vacates the Premises; (iii) Lessee fails to occupy the Premises within 30 days after the Commencement Date; (iv) Lessee fails to comply with any other term, provision, condition, or covenant of this Lease or any of the rules and regulations now or hereafter established for the government of the Project and such failure continues for a period of 10 days after written notice from Lessor (provided that if such failure cannot reasonably be cured within such 10 days Lessee shall have up to 30 days to cure such failure so long as Lessee commences the cure within such 10 days and thereafter diligently prosecutes same to completion); (v) any petition is filed by or against Lessee or any guarantor of Lessee's obligations hereunder ("Guarantor") under any section or chapter of Title 11, U.S.C., as amended, or under any similar law or statute of the United States or of any state thereof; (vi) Lessee or any Guarantor becomes insolvent or makes a transfer in fraud of creditors; (vii) Lessee or any Guarantor makes a general assignment for the benefit of creditors; (viii) a receiver is appointed for Lessee or any Guarantor or any of the assets of Lessee or of any Guarantor; or (ix) any other event or matter which is under another provision of this Lease specifically designated an Event of Default,

          (b) If an Event of Default shall occur, Lessor shall have the option to do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedies permitted by law or by this Lease:

               (i) Terminate this Lease, or terminate Lessee's rights under this Lease (but not its obligations), and in either event Lessor shall have the right to immediate possession of the Premises and may reenter the Premises, change the locks and remove all persons and property therefrom using all force necessary for this purpose without being guilty in any manner of trespass or otherwise; and any and all damages to Lessee, or persons holding under Lessee, by reason of such re-entry are hereby expressly waived; and any such termination or re-entry on the part of Lessor shall be without prejudice to any remedy available to Lessor for arrears of rent, breach of contract, damages or otherwise, nor shall the termination of this Lease or of Lessee's rights under this Lease by Lessor acting under this subsection be deemed in any manner to relieve Lessee from the obligation to pay the Rent and all other amounts due or to become due as provided in this Lease for and during the entire unexpired portion (or what would have been the entire unexpired portion) of the Lease Term. In the event of termination of this Lease or of Lessee's rights under this Lease by Lessor as provided in this subsection, Lessor shall have the further right, but not the obligation, to relet the Premises upon such terms, conditions and covenants as are deemed proper by Lessor for the account of Lessee, and in such event, Lessee shall pay to Lessor all costs of renovating and altering the Premises for a new lessee or lessees in addition to all brokerage and/or legal fees incurred in connection therewith and Lessor shall credit Lessee only for such amounts as are actually received from such reletting during the then remaining Lease Term. Alternatively, at the election of Lessor, Lessee covenants and agrees to pay as damages to Lessor, upon any such termination by Lessor of this Lease or of Lessee's rights under this Lease, such sum as at the time of such termination equals the amount of the excess, if any, of the then present value of all the Rent which would have been due and payable hereunder during the remainder of the Lease Term (had Lessee kept and performed all agreements and covenants of Lessee set forth in this Lease) over and above the then present rental value of the Premises for said remainder of the Lease Term.
          For purposes of present value calculations, Lessor and Lessee stipulate and agree to a discount rate equal to the Federal Reserve Discount Rate, as of the date that the Lease, or Lessee's rights under this Lease, is or are terminated, as applicable.

               (ii) Do whatever Lessee is obligated to do by the provisions of this Lease and Lessor may enter the Premises, by force if necessary, without being liable for or subject to any prosecution or any claim for damages therefor, in order to accomplish this purpose. Lessee shall reimburse Lessor upon demand for any expenses and interest which Lessor may incur in thus effecting compliance with this Lease on behalf of Lessee, plus 15 percent thereof to cover Lessor's administrative costs.

               (iii) Enter upon the Premises by use of a master key, a duplicate key, or other peaceable means, and change, alter, and/or modify the door locks on all entry doors of the Premises, thereby permanently excluding Lessee, and its officers, principals, agents, employees, representatives and invitees therefrom. In the event that Lessor has either permanently repossessed the Premises pursuant to the foregoing provisions of this Lease or has terminated this Lease by reason of Lessee's default, Lessor shall not thereafter be obligated to provide Lessee with a key to the Leased Premises at any time, regardless of any amounts subsequently paid by Lessee; provided, however, that in any such instance, during Lessor's normal business hours and at the convenience of Lessor, Lessor will either (at Lessor's option) (A) escort Lessee or its authorized personnel to the Premises to retrieve any personal belongings or other property of Lessee not subject to the Lessor's lien or security interest described herein, or (B) obtain a list from Lessee of such personal property as Lessee intends to remove, whereupon Lessor shall remove such property and make it available to Lessee at a time and place designated by Lessor. However, if Lessor elects option (B), Lessee shall pay, in cash in advance, all costs and expenses estimated by Lessor to be incurred in removing such property and making it available to Lessee and all moving and/or storage charges theretofore incurred by Lessor with respect to such property (plus an additional 15 percent thereof, to cover Lessor's administrative costs). If Lessor elects to exclude Lessee from the Premises without permanently repossessing or terminating pursuant to the foregoing provisions of this Lease, then Lessor shall not be obligated to provide Lessee a key to reenter the Premises until such time as all delinquent rental and other amounts due under this Lease have been paid in full and all other defaults, if any, have been completely cured to Lessor's satisfaction (if such cure occurs prior to any actual permanent repossession or termination), and Lessor has been given assurance reasonably satisfactory to Lessor evidencing Lessee's ability to satisfy its remaining obligations under this Lease. The foregoing provision shall override and control any conflicting provisions of the Texas Property Code, as well as any successor statute governing the right of a lessor to change the door locks of commercial tenants.

               (iv) Notwithstanding anything herein to the contrary, to the full extent permitted under applicable law, Lessee hereby releases Lessor from any and all duty to relet the Premises or otherwise mitigate damages. Lessor shall not be liable, nor shall Lessee's obligations hereunder be diminished, because of Lessor's failure to relet the Premises or collect rent due with respect to such reletting. In no event shall Lessee be entitled to any excess rents received by Lessor. In the event, and only in the event, that (despite such waiver) Texas law requires Lessor to attempt to mitigate damages, Lessor shall use reasonable efforts to relet the Premises on such terms and conditions as Lessor in its good faith judgment may determine (including without limitation a term different than the Term, rental concessions, alterations and repair of the Premises) provided, however, that Lessor shall not be obligated to relet the Premises before leasing all other unoccupied portions of the Building.

               (v) In the event that pursuant to this Section 21, a determination needs to be made regarding the amount of Rent that Lessee would have paid hereunder following the termination of this Lease (or termination of the rights of possession of Lessee under this Lease) the parties stipulate that Lessee would have paid Parking Rent during such applicable period based on the greater of (A) the actual Parking Rent payable by Lessee during the last month prior to such termination or (B) the Parking Rent prevailing during the last month prior to such termination for three unassigned parking spaces per 1,000 square feet of Net Rentable Area of the Premises.

               (vi) Notwithstanding anything herein to the contrary, including without limitation Section 9, during any period that any Event of Default exists, Lessor shall be liable only for the gross negligence or willful misconduct of Lessor, its agents or employees.

               (vii) The foregoing list of remedies of Lessor is without limitation of all other rights or remedies, available at law or equity to Lessor as a result of a default of Lessee hereunder.

     22. CROSS DEFAULT. In the event Lessee or Lessee's subsidiary or affiliate shall have other leases for other premises in the Building, any default by Lessee or by such subsidiary or affiliate of Lessee under such other leases shall at Lessor's election be deemed to be an Event of Default herein and Lessor shall be entitled to enforce all rights and remedies as provided for an Event of Default herein.

     23. ATTORNEY'S FEES. In the event that Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Lessee shall pay all of Lessor's attorney's fees, costs and expenses. In the event of litigation between Lessee and Lessor regarding this Lease, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable attorneys fees, costs and expenses reasonably incurred by the prevailing party.

     24. WAIVER. No act or thing done by Lessor or its agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Lessor. Lessor shall not be deemed to have waived any provision of this Lease unless Lessor has expressly agreed in writing. Without limitation of the foregoing, the receipt by Lessor of Rent with knowledge of the breach of any covenant contained in this Lease shall not be deemed a waiver of such breach; the failure of Lessor to enforce any provision of this Lease or any of the rules and regulations attached hereto, or hereafter adopted, against Lessee and/or any other tenant in the Building shall not be deemed a waiver and the failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in correction therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take action as might be lawful or authorized hereunder, either in law or in equity.

     25. NUISANCE. Lessee shall conduct its business, and control its agents, employees, contractors and invitees, in such a manner as not to create any nuisance or interfere with, annoy, or disturb other tenants or Lessor in the Project.

     26. CONDEMNATION. If the Premises or the Building shall be taken or condemned, in whole or part, for any public purpose, the Lease Term shall, upon such taking, at the option of Lessor, forthwith cease and terminate. If 20 percent or more of the Premises shall be permanently taken or condemned for any public purpose, Lessee shall have the option, as its sole and exclusive remedy with respect to such condemnation, to terminate this Lease upon 30 days written notice by providing written notice thereof to Lessor no later than 10 days after the effective date of the taking. Lessor shall receive such award from any such taking and Lessee shall have no claims thereto.

     27. FORCE MAJEURE. Whenever a period of time is herein prescribed for action (other than the payment of money) to be taken by Lessor or Lessee, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever which is beyond the control of such party ("Force Majeure").

     28. LIEN FOR RENT. Lessee hereby grants a security interest to Lessor in all of the goods, wares, furniture, fixtures, office equipment, supplies and other property of Lessee now or hereinafter placed in or upon the Premises and all proceeds thereof as security for all of Lessee's obligations under this Lease. Such security interest shall be in addition to and cumulative of the Lessor's statutory lien. Lessor agrees that upon request in writing, it shall subordinate this security interest to a bonafide third party security interest of a third party lender placed upon said goods, wares, furniture, fixtures, office equipment, supplies and other property of Lessee now or hereafter placed in or upon the Premises. Upon request by Lessor, Lessee shall execute and deliver to Lessor a financing statement in form sufficient to perfect the above described security interest of Lessor and if Lessee fails to do so, Lessor is hereby irrevocably appointed as Lessee's attorney-in-fact with full power and authority to execute one or more financing statements on Lessee's behalf and take such additional action on Lessee's behalf as may be necessary to perfect such security interest in the event that Lessee fails to take such action upon request. Such power of attorney is coupled with an interest. Lessor has all of the rights and remedies of a secured party under the Texas Uniform Commercial Code. Lessee acknowledges that 10 days written notice to Lessee is commercially reasonable notice of any public or private sale made by Lessor pursuant to this
Section 28. Lessee shall not remove or caused to be removed from the Premises any of the property covered by this Section unless and until Lessee has satisfied all of its obligations under this Lease or Lessee has consented to such removal in writing.

     29. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. The caption of each paragraph or section hereof is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

     30. PARKING. The Allocated Number of parking spaces shall, unless otherwise specifically agreed by Lessor, be leased by Lessee on an unassigned basis and shall be used in common with the other tenants, in such locations as may be designated by Lessor from time to time, all subject to Lessor's rules and regulations from time to time adopted. Lessee agrees that (a) the use by Lessee, or by Lessee's agents, employees, contractors or invitees of the Parking Facilities does not create a bailment; (b) the use of the Parking Facilities is at the user's own risk; (c) Lessor shall not be responsible in any manner for any damage or loss to the vehicles or other personal property of Lessee or of Lessee's agents, employees, contractors or invitees; and (d) Lessor shall have the right to tow any vehicle wrongfully parked in the Parking Facilities.
Lessee shall indemnify and hold harmless Lessor from all claims, causes, costs, losses, damages or reasonable attorneys fees incurred by Lessor as a result of any claim by Lessee, its agents, employees, contractors or visitors that its or their cars have been wrongfully towed by Lessor.

     31. SECURITY DEPOSIT. Upon the occurrence of any Event of Default by Lessee, Lessor shall have the right, but not the obligation, without prejudice to any other remedy, to use the Security Deposit paid to Lessor by Lessee as herein provided to the extent necessary to make good any arrears of Rent and any other damage, injury, expense or liability caused to Lessor by such Event of Default. In the event that Lessor so uses all or any portion of the Security Deposit, Lessee shall immediately pay to Lessor the amount necessary to return the Security Deposit to its original amount. Such Security Deposit shall not be considered an advance payment of Rent or a measure of Lessor's damages in case of default by Lessee. Such Security Deposit shall be refunded to Lessee without interest within 60 days after the later of (a) the expiration or termination of the Term and (b) the date all obligations of Lessee under the Lease have been fulfilled including, without limitation the payment of Basic Costs Excess for the final year of the Lease. Lessor shall have the absolute right to commingle the Security Deposit with any other funds held by Lessor as Lessor deems fit, without any liability to Lessee whatsoever. Lessor shall have the right to assign the Security Deposit in connection with any transfer of Lessor's interest in the Building, the Premises or this Lease and upon so doing, Lessor shall be relieved and released of all obligations to Lessee for such Security Deposit and Lessee agrees to look solely to Lessor's successor-in-interest for the return of any of the Security Deposit.

     32. QUIET POSSESSION. Lessor hereby covenants that Lessee, upon paying Rent as herein required, and performing all covenants and agreements herein contained on the part of Lessee, shall and may peacefully and quietly have, hold and enjoy during the Lease Term the Premises, subject to matters of record on the date of this Lease.

     33. RULES OF BUILDING. Lessee and Lessee's agents, employees, contractors and invitees, will comply fully with all requirements or rules of the Project which are attached as Exhibit "D" and made a part hereof as though fully set out herein. Lessor shall at all times have the right to change such rules and regulations or to amend them in such manner as Lessor shall in good faith deem advisable for safety, care and cleanliness of the Project and its tenanted areas and for preservation of good order therein, all of which rules and regulations, changes, and amendments shall be applicable to all tenants of the Building and will be forwarded to Lessee in writing and shall be carried out and observed by Lessee. In the event of any conflict between the body of this Lease and any such rules and regulations, the body of this Lease shall control. Lessor has the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building at any time during the Term and Lessee hereby waives any and all claims against Lessor with respect to same.

     34. ENTIRE AGREEMENT. As a material consideration for the execution of this Lease, Lessee agrees and warrants and represents that there are and were no (and Lessee has not relied on any) verbal representations, understandings, stipulations, agreements or promises pertaining thereto not incorporated in writing herein; and it is likewise agreed that this Lease shall not be altered, waived, amended or extended except as otherwise provided herein, unless set forth in writing and signed by the parties to this Lease or their authorized agents. Lessee acknowledges and agrees that Lessor's obligations and warranties are limited to those expressly stated in this Lease and shall not include any implied duties or implied warranties, now or in the future. No representations or warranties have been made by Lessor to Lessee other than those specifically contained in this Lease.

     35. ADDENDA; RECORDING. Any addenda to this Lease must be in written form and, when signed by the contracting parties, shall be deemed a part of this Lease to the same full extent as if incorporated herein. Lessee shall not record this Lease nor any memorandum hereof without the prior written consent of Lessor and any violation of the foregoing by Lessee shall be deemed to be an Event of Default hereunder for all purposes.

     36. EXECUTION. The submission of this Lease by Lessor, its agent or representative, for examination or execution by Lessee does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Lessee, it being intended hereby that this Lease shall only become effective upon the execution hereof by both Lessor and Lessee and delivery of a fully executed counterpart hereof to Lessee.

     37. RELOCATION OF LESSEE. Lessor shall have the sole right to relocate Lessee to any comparable space in the Building upon giving Lessee 90 days prior written notice, and upon the relocation of Lessee, the new space shall be deemed to be the Premises hereunder for all purposes. Lessor shall pay Lessee's expenses associated with Lessee's relocation including the cost of any tenant improvements necessary to make the new space comparable to the Leased Premies.

     38. FINANCIAL STATEMENTS. Lessee warrants and represents that (a) all financial statements, operating statements or other financial data at any time given to Lessor by or on behalf of Lessee, any Guarantor, any subsidiary of Lessee, any affiliate of Lessee and any proposed subtenant or assignee of Lessee, are, or will be, as of their respective dates, true and correct in all material respects and do not (or will not) omit any material liability, direct or contingent; and (b) there have been no material changes between the respective dates thereof and the date of this Lease in any such financial statements, operating statements or other financial data given to Lessor prior to the date hereof by or on behalf of Lessee or any Guarantor. A breach of any of the foregoing warranties and representations shall, at the election of Lessor, be deemed an Event of Default hereunder.

     39. BINDING EFFECT. The provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee, respectively, and to their respective heirs, legal representatives, successors and assigns, subject to the provisions of Section 6 hereof. Lessor and Lessee each represent and warrant to the other that the person and/or entity executing this Lease on behalf of such warranting party has the authority to execute this Lease on behalf of such party and bind such party hereto.

     40. NOTICES. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when personally delivered or mailed, postage prepaid by Certified or Registered mail, addressed to the respective party to whom notice is intended to be given at the address of such party indicated in Section 1, and such addresses may be changed from time to time by written notice to the other party pursuant to this Section.

     41. BROKERS. Lessee represents and warrants to Lessor that neither it nor its officers or agents nor anyone on its behalf has dealt with any real estate broker in the negotiation or making of this Lease, and Lessee agrees to indemnify and hold Lessor harmless from the claim or claims of any broker or brokers claiming to have shown or interested Lessee in the Building or Premises or claiming to have caused Lessee to enter into this Lease.

     42. LIMITATION OF LESSOR'S LIABILITY. Notwithstanding anything herein to the contrary, (a) in no event shall Lessor be liable for consequential or special damages and (b) the warranties, representations, covenants and agreements herein made and entered into by Lessor are made and entered into by it solely for the purpose of binding its interest in the Project, and it is expressly agreed by Lessee on behalf of Lessee and all persons claiming by, through or under Lessee, that no personal liability is assumed by or shall at any time arise or be asserted against Lessor, its agents, officers, employees, partners or shareholders or against their respective successors, legal representatives or assigns on account of this Lease or on account of any of the warranties, representations, covenants and agreements contained herein, either express or implied, all such liability, if any, being hereby expressly waived and released by Lessee on behalf of Lessee and all persons claiming by, through or under Lessee to the extent permitted by law, and that recourse hereunder, if any, by Lessee or by Lessee's successor or assigns, shall be limited exclusively to Lessor's said interest in the Project.

     43. ESTOPPEL CERTIFICATE. The Lessee shall from time to time upon not less than 10 days prior request by Lessor or mortgagee of Lessor, deliver to Lessor a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which Rent has been paid; (c) that the Lessor is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (d) such other matters as Lessor may reasonably request. The Lessee hereby irrevocably appoints the Lessor as attorney-in-fact for the Lessee with full power and authority to execute and deliver in the name of the Lessee any such certificate in the event the Lessee fails to do so on request. Such power of attorney is coupled with an interest.

     44. REVIEW AND CONSTRUCTION. Prior to its execution of this Lease, Lessee has had this Lease reviewed by an attorney on behalf of Lessee, or has had the opportunity to do so, and the parties hereto agree that based on the foregoing, this Lease shall not be construed in favor of one party over the other based on the drafting of this Lease.

     45. JOINT AND SEVERAL LIABILITY. In the event that this Lease is executed on behalf of Lessee by more than one person, each such person shall be jointly and severally liable for the obligations of Lessee hereunder.

     46. TIME OF THE ESSENCE. Time is of the essence in the performance of this Lease and all performance deadlines, time schedules and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided.

     47. SURVIVAL. Notwithstanding anything herein to the contrary, the obligations of the parties set forth in Sections 9, 10, 20 and 42 shall survive the termination or expiration of this Lease.

     48. ADA COMPLIANCE. Lessee shall, at Lessee's sole cost comply with all requirements of the Americans with Disabilities Act [Public Law 101-336 (July 26, 1990) as that act may be amended from time to time ("ADA") which are applicable to the Premises, including, without limitation, to provide any accommodations or alterations which are required to be made to the Premises to accommodate disabled employees and customers of Lessee.

     49. RIGHT OF FIRST REFUSAL. If at any time during the Primary Term of this Lease the 2,889 square feet of space contiguous to the Premises on the third floor of the Building as shown on Exhibit "A" becomes available and Lessor desires to lease that space to a third party ("Refusal Space"), Lessor shall notify Lessee of its intention to lease the Refusal Space and the economic terms (such as rent, leasehold improvements and allowance, etc.) upon which Lessor is willing to lease the Refusal Space to a proposed tenant. The Lessee may, within seven days after it receives that notification from the Lessor, elect to lease the Refusal Space upon the same term and economic terms as set forth in Lessor's notification. If the Lessee does not accept this offer within the seven days provided above, the right of first refusal shall cease to exist, and the Lessor shall have the right to lease the Refusal Space to the proposed tenant.

     IN WITNESS WHEREOF this Lease is entered into by the parties as of the date first set forth above.

LESSEE:                                 LESSOR:

DESIGN AUTOMATION SYSTEMS, INC.         MXM MORTGAGE L.P.
                                        d/b/a MPC MORTGAGE L.P.

By:                                     By:  MXM GENERAL PARTNER, INC.,
  ------------------------------             sole general partner
Name:
     ---------------------------
As Its:
       -------------------------
                                             By:
                                                ----------------------
                                             Name:
                                                  --------------------
                                             As Its:
                                                    -------------------

                              FIRST AMENDMENT OF LEASE

     THIS AGREEMENT made as of this 16th day of June 1998, by and between Transwestern Westchase III, L.P. ("Landlord"), successor in interest to MXM. Mortgage L.P. dba MPC Mortgage L.P. ("Previous Landlord") with an address at 3200 Wilcrest, Suite #485, Houston, Texas 77042 (hereinafter referred to as "Landlord") and Design Automation Systems, Inc., with an address at 3200 Wilcrest, Suite #350 Houston, Texas 77042, (hereinafter referred to as "Tenant").

                                W I T N E S S E T H:

     WHEREAS, Previous Landlord and Tenant entered into a Lease Agreement (hereinafter called the "Lease") dated December 1, 1995 covering approximately 4,270 square feet of net rentable area on the third floor of that certain building known as Westchase III (hereinafter called the "Building") located at 3200 Wilcrest, Houston, Texas 77042; and

     WHEREAS, it is the desire of the of the parties hereto to amend said Lease in certain aspects.

     NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived therefrom, it is hereby agreed by and between the parties that said Lease shall be amended as follows:

1. Effective on the Commencement Date, as hereinafter defined, approximately 2,179 square feet of net rentable area ("Expansion Space A") located on the fourth (4th) floor of the building known as Westchase III, being shown crosshatched on Exhibit "A" attached hereto and made a part hereof and approximately 1,154 square feet of net rentable area ("Expansion Space B") located on the fourth (4th) floor of the building known as Westchase III, being shown crosshatched on Exhibit "B" attached hereto and made a part hereof, shall be included in the Lease upon the same terms and conditions as contained in the Lease, except as hereinafter specifically set forth, bringing the total square footage of net rentable area to 7,603 square feet. Expansion spaces shall be known as Suite 400 and Suite 485.

2. The projected commencement Date for the Expansion Space "A" and the Expansion Space "B" is July 1, 1998; however, the Commencement Date for the Expansion Space "A" and Expansion Space "B" shall not occur until after the Expansion Space "A" and Expansion Space "B" shall be deemed ready for occupancy. In the event the improvements to the Expansion Space "A" and Expansion Space "B" should not be completed or said Expansion Space "A" and Expansion Space "B" should not be ready for occupancy by said Commencement Date for any reason, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. The Expansion Space shall be deemed ready for occupancy by Tenant on the date that Landlord's leasehold improvements will be completed so as to enable Tenant to begin business within the Expansion Spaces and the Commencement Date shall occur seven (7) days after such notice from Landlord to Tenant, unless the Expansion Space is occupied earlier by Tenant, and, in such event, Commencement Date will be the date of such earlier occupancy. It is expressly agreed and understood that in the event of Lessee Delay, the Commencement Date and Lessee's obligations under the Lease, including without limitation the obligation to pay Rent, shall be adjusted so that the Commencement Date shall be the date that the Commencement Date would have occurred but for such Lessee Delay. If the Commencement Date for Expansion Space "A" and Expansion Space "B" do not occur on the same day, then the rental rate will be prorated accordingly.

3. Effective on the Commencement Date, Base Rental per month for the approximate 7,603 square feet of the total leased space, shall be as follows:

                        MONTHLY AMOUNT

          Commencement Date - 11/30/98       $8,507.92
          12/1/98 to 5/31/99                 $8,596.88
          6/1/99 to 11/30/99                 $8,735.75
          12/1/99 to 5/31/00                 $8,824.71
          6/1/00 to 11/30/00                 $8,963.59

"Tenant's Share of Actual Operating Cost" in each year shall be adjusted a provided for in paragraph 8 of the Lease.

4. Landlord agrees to provide Tenant with a Tenant Improvement Allowance equal to $3.50 per square foot of net rentable area for the entire expansion space, which consists of 3,333 square feet of net rentable area. The Work Letter from the Lease dated 12/1/95 will govern this expansion.

5. Lessee will be granted an additional eleven (11) unassigned parking spaces at no cost for the initial term of the lease.

In all other respects, the Lease dated December 1, 1995, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Lease the day and year first above written.

TENANT:

DESIGN AUTOMATION SYSTEMS, INC.


/s/ Carl R. Rose
--------------------------------
By: Carl R. Rose
   -----------------------------
Its: President
     ---------------------------


LANDLORD:

TRANSWESTERN WESTCHASE III, L.P.
By: Transwestern Investment Company, L.L.C., as authorized Agent



/s/ Dirk Degenaars
---------------------------------
By:  Dirk Degenaars
Its:  Vice President


                                  Page 2